UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 2, 2006

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 5, 2006, Lexington Corporate Properties Trust issued a press release announcing, among other matters, (i) its 2005 fourth quarter transaction activity and 2005 acquisition volume, (ii) that it has informed the holder of the non-recourse mortgage on its Milpitas, California property that it will no longer make debt service payments as a result of a vacancy caused by the expiration of the lease on this property in December, 2005; and (iii) that its Board of Trustees authorized a share repurchase program of up to two million of its common shares and operating partnership units. Additional details with respect to each of these disclosures, including without limitation potential financial statement implications, are set forth in the press release, a copy of which is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
99.1	Press release issued on January 5, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: January 6, 2006	By: /s/Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release issued on January 5, 2006.